                                                                    Exhibit 4.12

                                                                [CONFORMED COPY]
                                 SEVENTH CONSENT
                                 ---------------

          SEVENTH CONSENT (the "Consent"), dated as of October 27, 1993, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company, the Banks, Bankers Trust Company, Chemical Bank (as successor by merger with Manufacturers Hanover Trust Company), Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992, as amended to the date hereof (as so amended, the "Credit Agreement");

          WHEREAS, Coltec Holdings Inc., a Delaware corporation ("Holdings"), owns, prior to the consummation of the Reorganization described below, 35.8% of the issued and outstanding shares of common stock of the Company (the "Coltec Shares");

          WHEREAS, the Company, Holdings and the institutions and individuals who, collectively, own 100% of the issued and outstanding shares of capital stock of Holdings (the "Holdings Shares") (collectively, "Holdings Shareholders"), are parties to the Reorganization Agreement, dated as of October 13, 1993 (the "Reorganization Agreement"), whereby each Holdings Shareholder proposes to exchange each of its Holdings Shares for 2,483 shares of common stock of the Company issued to such Holdings Shareholder (the "New Coltec Shares") (such exchange, the "Reorganization");

          WHEREAS, immediately after giving effect to the Reorganization, Holdings will become a direct Wholly-Owned Subsidiary of the Company;

          WHEREAS, it is a condition precedent to the Reorganization Agreement that the Company shall have received the necessary consents under the Credit Agreement;

          WHEREAS, in order to permit the Reorganization, the Banks are willing to grant the consent described herein, subject to and on the terms and conditions set forth herein;

          NOW, THEREFORE, it is agreed:


I.  CONSENT UNDER THE CREDIT AGREEMENT

          1. By its execution hereof, each Bank hereby consents to the Reorganization on the terms and conditions set forth in the Reorganization Agreement so long as (and this consent shall only be effective if the following clauses (i)-(iii) are complied with):

               (i) the Reorganization Agreement shall not have been amended without the consent of the Required Banks, and the Reorganization shall be effected in accordance with the Reorganization Agreement and without the waiver of any conditions with respect thereto set forth in the Reorganization Agreement;

               (ii) the Agents shall have received an officers' certificate from the Company whereby the Company represents and warrants to the Banks that at the time of the Reorganization, Holdings had (a) no significant assets other than the Coltec Shares and cash or liquid securities, free and clear of any encumbrances (such cash or liquid securities, "Holdings Cash"), in an amount equal to at least $26,733,000, before payment of expenses incurred by the Company or Holdings in connection with the Reorganization and less any amounts paid as a result of the non-contingent liabilities described in clause (b) hereof; (b) no non-contingent liabilities, other than liabilities not in excess of $2,000,000 primarily required to be paid upon delivery of previously untendered shares relating to the merger of Colt Transition Inc. and the Company on June 10, 1988 (the "Non-Contingent Liability Amount"); and (c) no contingent liabilities which, in the aggregate with all contingent liabilities of Holdings, are reasonably likely to exceed $25,100,000; and

               (iii) after giving effect to the Reorganization, the capital stock of Holdings shall be pledged to the Collateral Agent for the benefit of the Secured Creditors in accordance with the Company Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, shall be delivered to the Collateral Agent.

          Each Bank hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement, and in addition to any other repayments or repurchases of Existing Senior Debentures permitted by the Credit Agreement, the Company shall be permitted to repay and/or repurchase Existing Senior Debentures at an aggregate purchase price not in excess of the amount of Holdings Cash held by Holdings immediately after giving effect to the Reorganization, less the Non-Contingent Liability Amount and the amount of fees and expenses paid by the Company or Holdings in connection with the Reorganization.


II.  GENERAL PROVISIONS

          2. In order to induce the Banks to enter into this Consent, the Company hereby (i) makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement, (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Consent Effective Date both before and after giving effect to this Consent and (iii) makes each of the representations and warranties required to be made pursuant to
Section 1(ii) hereof.

          3. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          5. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Consent shall become effective on the date (the "Consent Effective Date") when the (i) Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office and (ii) each of the respective conditions precedent set forth in the Reorganization Agreement shall have been satisfied and not waived (unless the Required Banks also waive such conditions) immediately prior to the consummation of the Reorganization.

          7.   From and after the effective date of this Consent as set forth in
Section 6 hereof, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.

          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                                             COLTEC INDUSTRIES INC



                                             By /s/ Paul G. Schoen
                                               ----------------------------
                                               Title: Senior Vice President


                                             BANKERS TRUST COMPANY,
                                              Individually, as Agent, as
                                              Mortgagee and as
                                              Administrative Agent



                                             By /s/ Mary Kay Coyle
                                               ----------------------------
                                               Title: Vice President


                                             CHEMICAL BANK
                                               (as successor by merger with
                                               Manufacturers Hanover Trust
                                               Company), Individually, and
                                               as Agent



                                             By /s/ Christopher G. Mathon
                                               ----------------------------
                                               Title: Vice President

                                             BARCLAYS BANK PLC, NEW YORK
                                               BRANCH, Individually, and
                                               as Agent



                                             By /s/ John Giannone
                                               ----------------------------
                                               Title: Senior Vice President

                                             CREDIT LYONNAIS NEW YORK
                                               BRANCH, Individually, and
                                               as Agent



                                             By /s/ Sebestian Rocco
                                               ----------------------------
                                               Title: Vice President


                                             CREDIT LYONNAIS CAYMAN ISLAND
                                               BRANCH



                                             By /s/ Sebestian Rocco
                                               ----------------------------
                                               Title: Authorized Signature


                                             THE BANK OF MONTREAL



                                             By /s/ Glen A. Pole
                                               ---------------------------
                                               Title: Director


                                             THE BANK OF NEW YORK



                                             By /s/ William A. Kerr
                                               ---------------------------
                                               Title: Vice President


                                             THE BANK OF TOKYO TRUST
                                               COMPANY



                                             By
                                               ---------------------------
                                               Title:

                                             BANQUE FRANCAISE DU COMMERCE
                                               EXTERIEUR



                                             By /s/ David S. Kopp
                                               ---------------------------
                                               Title: Vice President


                                             BANQUE PARIBAS



                                             By
                                               ---------------------------
                                               Title:



                                             By
                                               ---------------------------
                                               Title:


                                             THE CHASE MANHATTAN BANK, N.A.



                                             By /s/ George Hansen
                                               ----------------------------
                                               Title: Vice President


                                             COMMONWEALTH BANK OF AUSTRALIA



                                             By
                                               ---------------------------
                                               Title:


                                             EATON VANCE PRIME RATE
                                               RESERVES



                                             By /s/ Jeffrey S. Garner
                                               ---------------------------
                                               Title: Vice President

                                             THE FUJI BANK, LIMITED,
                                               New York Branch



                                             By
                                               ---------------------------
                                               Title:


                                             GIROCREDIT BANK, New York
                                               Branch



                                             By
                                               ---------------------------
                                               Title:


                                             THE INDUSTRIAL BANK OF JAPAN,
                                               LIMITED, New York Branch



                                             By /s/ Junri Oda
                                               ---------------------------
                                               Title: Senior Vice President
                                                        & Senior Manager


                                             THE LONG-TERM CREDIT BANK
                                               OF JAPAN, LIMITED,
                                               NEW YORK BRANCH



                                             By
                                               ---------------------------
                                               Title:


                                             THE MITSUBISHI TRUST AND
                                               BANKING CORPORATION



                                             By
                                               ---------------------------
                                               Title:

                                             THE NIPPON CREDIT BANK, LTD.,
                                               New York Branch



                                             By /s/ Michael A. Monteleone
                                               ---------------------------
                                               Title: Assistant Vice
                                                       President


                                             UNION BANK OF FINLAND LIMITED,
                                               Grand Cayman Branch



                                             By
                                               ---------------------------
                                               Title:



                                             By
                                               ---------------------------
                                               Title:


                                             VAN KAMPEN MERRITT PRIME
                                               RATE INCOME TRUST



                                             By /s/ Jeffrey W. Maillet
                                                ---------------------------
                                                Title: Vice President &
                                                        Portfolio Manager


                                             WESTPAC BANKING CORPORATION
                                               Grand Cayman Branch



                                             By
                                               ---------------------------
                                               Title:

                                             PRIME INCOME TRUST




                                             By
                                               ---------------------------
                                               Title:


                                             ARAB BANKING CORP.



                                             By /s/ Louise Bilbro
                                               ---------------------------
                                               Title: Vice President


                                             BAHRAIN MIDDLE EAST BANK E.C.
                                               New York Agency



                                             By /s/ Audrey Brown
                                               ---------------------------
                                               Title: Assistant Vice
                                                        President


                                             By /s/ Matthew Kuruvilla
                                               ---------------------------
                                               Title: General Manager &
                                                      Senior Vice President


                                             BANK OF IRELAND



                                             By /s/ Randolph M. Ross
                                               ---------------------------
                                               Title: Vice President


                                             THE BANK OF NOVA SCOTIA



                                             By /s/ Stephen Lockhart
                                               ---------------------------
                                               Title: Vice President

                                             BANK OF SCOTLAND



                                             By /s/ Catherine M. Oniffrey
                                               ---------------------------
                                               Title: Vice President


                                             MERRILL LYNCH PRIME FUND INC.



                                             By /s/ John R. Lennon
                                               ---------------------------
                                               Title: Authorized Signatory


                                             MERRILL LYNCH PRIME RATE PORTFOLIO
                                               BY MERRILL LYNCH INVESTMENT
                                               MANAGEMENT, INC., as investment
                                               advisor



                                             By /s/ John R. Lennon
                                               ---------------------------
                                               Title: Authorized Signatory


                                             PROTECTIVE LIFE INSURANCE
                                                COMPANY



                                             By /s/ Mark K. Okada
                                               ---------------------------
                                               Title: Principal



                                             RESTRUCTURED OBLIGATION BACKED
                                               BY SENIOR ASSETS B.V.



                                             By /s/ Stephen M. Alfieri
                                               ---------------------------
                                               Title: Vice President

                                             RYOSHIN LEASING (USA) INC.



                                             By
                                               ---------------------------
                                               Title:


                                             STICHTING RESTRUCTURED
                                               OBLIGATIONS BACKED BY SENIOR
                                               ASSETS 2 (ROSA2)
                                               (Chancellor)



                                             By /s/ Stephen M. Alfieri
                                               ---------------------------
                                               Title: Vice President


                                             TOKYO CITY FINANCE (ASIA)
                                               LIMITED



                                             By
                                               ---------------------------
                                               Title:



                                             TOYO TRUST AND BANKING
                                                 COMPANY, LTD. New York Branch


                                             By
                                               ---------------------------
                                               Title:


                                             TRAVELERS INSURANCE COMPANY




                                             By
                                               ---------------------------
                                               Title: